Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended Janaury 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$5,630,999
Unrealized Gain (Loss) on Market Value of Futures	(10,865,896)
Interest Income	1,162
ETF Transaction Fees	1,000
Total Income (Loss)	$(5,232,735)

Expenses
Investment Advisory Fee	$35,416
Brokerage Commissions	5,311
NYMEX License Fee	1,347
SEC & FINRA Registration Expense	495
Non-interested Directors' Fees and Expenses	267
Prepaid Insurance Expense	126
Other Expenses	82,060
Total Expenses	125,022
Expense Waiver	(73,206)
Net Expenses	$51,816
Net Gain (Loss)	$(5,284,551)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/10	$69,185,740
Additions (100,000 Units)	3,475,129
Net Gain (Loss)	(5,284,551)

Net Asset Value End of Period	$67,376,318
Net Asset Value Per Unit (2,000,000 Units)	$33.69

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502